Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Liz Zale
212-745-9623
LZale@simon.com

SIMON PROPERTY GROUP ANNOUNCES UPDATED FULL YEAR 2014 GUIDANCE REFLECTING WASHINGTON PRIME SPIN-OFF

INDIANAPOLIS, May 29, 2014 - Simon Property Group, Inc. (NYSE: SPG) (“Simon”) today announced updated full year 2014 guidance to reflect the completion of the Washington Prime Group Inc. (NYSE: WPG) (“Washington Prime” or “WPG”) spin-off which became effective May 28, 2014. The updated guidance is solely related to the impact of the Washington Prime spin-off, and also incorporates transaction costs of the spin-off.

Updated guidance for the year ending December 31, 2014:

	Low	High
Diluted Net Income Per Common Share	End	End
Previous guidance as of April 22, 2014	$4.55	$4.65
Impact of spin-off of WPG properties	(0.24)	(0.24)
Transaction expenses related to WPG spin-off	(0.10)	(0.10)
Updated estimated net income per common diluted share	$4.21	$4.31

	Low	High
Funds from Operations Per Diluted Share	End	End
Previous guidance as of April 22, 2014	$9.60	$9.70
Impact of spin-off of WPG properties	(0.54)	(0.54)
Transaction expenses related to WPG spin-off	(0.10)	(0.10)
Updated estimated FFO per diluted share	$8.96	$9.06

Simon expects that for the quarter ending June 30, 2014, diluted net income will be approximately $0.89-$0.91 per share and that funds from operations per diluted share will be approximately $2.10-$2.12. This guidance for the second quarter of 2014 also reflects the impact of the spin-off of the Washington Prime properties effective May 28, 2014 and includes approximately $0.10 of transaction costs related to the spin-off.

Non-GAAP Financial Measure

This press release includes FFO which is a financial performance measure not defined by generally accepted accounting principles in the United States (“GAAP”). A reconciliation of FFO per diluted share to the most directly comparable GAAP measure is included below.  FFO is a financial performance measure widely used in the REIT industry. Our definition of this non-GAAP measure may not be the same as similar measures reported by other REITs.

	Low	High
For the year ending December 31, 2014	End	End
Estimated net income available to common stockholders per diluted share*	$4.21	$4.31
Depreciation and amortization including Simon’s share of unconsolidated entities	4.76	4.76
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	(0.01)	(0.01)
Estimated FFO per diluted share *	$8.96	$9.06

* Includes $0.10 of transaction expenses related to the Washington Prime spin-off

Forward-Looking Statements

Statements in this presentation that are not historical may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Simon believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: the expected tax treatment of the spin-off distribution of Washington Prime, the impact of the separation and distribution of Washington Prime on the business of Simon, Simon’s ability to meet debt service requirements, the availability and terms of financing, changes in Simon’s credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in the value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of Simon’s status as a real estate investment trust. Simon discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. Simon undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a global leader in retail real estate ownership, management and development and a S&P100 company (Simon Property Group, NYSE: SPG).  Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual sales.  For more information, visit simon.com.

SOURCE Simon Property Group